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                                                                    EXHIBIT 4(a)

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          CEF EQUIPMENT HOLDING, L.L.C.

                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            Dated September 25, 2003

                                             Second Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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                          CEF EQUIPMENT HOLDING, L.L.C.

                  SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT dated as of September 25, 2003, adopted by General Electric Capital Services, Inc., as a member (the "Initial Member").

                              Preliminary Statement

                  The Initial Member formed a limited liability company under the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6 of the Delaware Code, as amended from time to time (the "Act").

                  The Initial Member adopted the Limited Liability Company Agreement, dated of June 17, 2002 as amended to the date hereof(the "Original Agreement") and desires to amend and restate the Original Agreement to provide for the issuance of Variable Funding Certificates and the addition of a Special Member and an Independent Manager to the Company.

                  Accordingly, the Initial Member hereby amends and restates the Original Agreement in its entirety and hereby adopts the following as the "Limited Liability Company Agreement" of the Company within the meaning of
Section 18-101(7) of the Act.

                                   ARTICLE I

                  SECTION 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the "Definitions Addendum" attached to this Agreement and incorporated herein and shall otherwise have the meanings assigned to such terms in the Act.

                                   ARTICLE II

                  SECTION 2.1 Formation. The Company was formed as a limited liability company pursuant to the provisions of the Act on June 17, 2002, by the entry into the Original Agreement and the filing of the Certificate of Formation with the office of the Secretary of State of Delaware. The Initial Member hereby adopts, confirms and ratifies said Certificate of Formation and all acts taken in connection therewith. William Malpica is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased and Charles E. Rhodes became the designated "authorized person" within the meaning of the Act. Upon the filing of the Amended and Restated Certificate of Formation of the Company, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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                                   ARTICLE III

                  SECTION 3.1 Name. The name of the Company is CEF Equipment Holding, L.L.C.

                                   ARTICLE IV

                  SECTION 4.1 Purpose and Limitations on Activities. The Company shall limit its purposes and activities to engaging in the following activities:

                  (a)      (i)      to issue and/or sale of Membership
         Interests, on the terms and conditions set forth herein;

                           (ii) to acquire (through purchase or otherwise) from certain sellers and to hold, service, sell, transfer and pledge, equipment loan and lease receivables, mortgage loans and receivables and any related rights, documents, assets and interests, including any interest in the equipment, mortgaged property or other assets related thereto ("Assets");

                           (iii) to enter into any agreement providing for the acquisition, sale, financing, servicing, hedging or transfer of the Assets or interests in the Assets;

                           (iv) to retain or reacquire an interest in the Assets;

                           (v) to act as settlor or depositor, member, manager or similar capacity of trusts or other entities or to own equity or other beneficial interests in trusts, limited liability companies or other entities, each of which is formed in part to issue Securities (each, an "Issuer");

                           (vi) to acquire, own, hold, transfer, assign, pledge, sell and otherwise deal with any interests in an Issuer or Securities issued by an Issuer;

                           (vii) to enter into, execute and deliver any underwriting agreement, purchase or placement agreement relating to the sale or placement of any securities issued by an Issuer, any sale and servicing agreement, pooling and servicing agreement, trust agreement, limited liability company agreement, purchase agreement, administration agreement, custodial agreement, insurance agreement or any other agreement which may be required or advisable to effect the administration or servicing of the Assets or the issuance and sale of any Securities or the formation of an Issuer (each, a "Securitization Agreement"), and to perform its obligations under each Securitization Agreement to which it is a party;

                           (viii) to establish any reserve account, spread account or other credit or cash flow enhancement for the benefit of any Securities issued by the Company or any Issuer and to loan, transfer or otherwise invest any proceeds from Assets and any other income as determined by the Manager;

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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                           (ix)     to purchase financial guaranty insurance
                  policies for the benefit of any Security issued by the Company or any Issuer;

                           (x) to enter into any interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any Assets or for the benefit of any Security issued by the Company or any Issuer;

                           (xi) to prepare, execute and file with the Securities and Exchange Commission registration statements, including one or more prospectuses and forms of prospectus supplement, relating to any Securities to be issued on a delayed or continuous basis;

                           (xii) to prepare private placement memoranda relating to Securities to be offered and issued privately;

                           (xiii) for federal, state or local tax purposes, to serve as "General Partner" or Member of any Issuer;

                           (xiv) lending or otherwise investing proceeds from Assets and any other income; and

                           (xv) any purposes and activities necessary, convenient or incidental to the conduct, promotion or attainment of the business purposes and activities of the Company as set forth in clauses (i) through (xiv) above.

                  (b) The Company, by or through the Initial Member, Officer, or any Manager on behalf of the Company, may enter into and perform the Transaction Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, together with any amendments or supplements thereto, all without any further act, vote or approval of any other Person, including the Independent Manager, notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Initial Member or any Manager to enter into other agreements on behalf of the Company.

                                    ARTICLE V

                  SECTION 5.1 Registered Office; Other Offices. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The Initial Member may establish other offices of the Company at such locations within or outside the State of Delaware as the Initial Member may determine.

                                   ARTICLE VI

                  SECTION 6.1 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County,
Delaware, 19801.

                                  ARTICLE VII

                  SECTION 7.1 Admission of Members. (a) By execution of this Agreement, the Initial Member hereby continues as a member of the Company and shall have such rights in and to the profits and losses of the Company and rights to receive distributions of the Company's assets, and such other rights and obligations, as provided herein.

                  (b) The Manager, without the consent of the Member or any other Person, may cause the Company to issue additional Membership Interests, other than the Variable Funding Certificates, and thereby admit a new Member or new Members, as the case may be, to the Company, only if such new Member (i) has delivered to the Initial Member its capital contribution, (ii) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto, and (iii) has delivered such additional documentation as the Initial Member shall reasonably require to so admit such new Member to the Company.

                  SECTION 7.2 Initial Member. The name and the address of the Initial Member of the Company is as follows:

                           General Electric Capital Services, Inc.
                           44 Old Ridgebury Road
                           Danbury, CT  06810

                  SECTION 7.3 Replacement of Initial Member. Upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company (other than upon an assignment by the last remaining Member of all of its Membership Interest and variable funding certificates in the Company and the admission of the transferee pursuant to Article XII), each person acting as an Independent Manager pursuant to Section 8.3 shall, without any action of any Person and simultaneously with the last remaining Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 8.3; provided, however, a Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member replacing such Special Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301(d) of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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admission to the Company of each Special Member, each person acting as an
Independent Manager pursuant to Section 8.3 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 8.3 shall not be a member of the Company.

                  SECTION 7.4 Issuance of Variable Funding Certificates in Series; Series Supplements. (a) In connection with the Company's contribution and/or sale of a pool of Assets to any Issuer in connection with any securitization transaction and/or issuance of Securities (each such pool of Assets, a "Securitized Pool"), the Manager may without the consent of any member or other Person cause the Company to issue one or more variable funding limited liability company interests in the Company evidenced by certificates (each, a "Variable Funding Certificate") pursuant to a Series Supplement to this Agreement. Each Variable Funding Certificate related to the Issuer holding or acquiring a single Securitized Pool shall constitute a "Series" of limited liability company interests in the Company within the meaning of Section 18-215 of the Act. Upon its execution of the related Series Supplement, each holder of a Variable Funding Certificate (including any permitted transferee) shall be admitted as a new Member of the Company, shall agree to make capital contributions to the Company in accordance with Article X of this Agreement, and shall agree that it shall be entitled to distributions with respect to its capital contributions represented by any Variable Funding Certificate only in accordance with Section 11.1 and solely from distributions from the Issuer holding or acquiring the Securitized Pool received by the Company from time to time.

                  (b) Each Series Supplement shall be executed by the Manager and each initial holder of a Variable Funding Certificate of such Series. The Company shall maintain a register of the holders of the Variable Funding Certificates of each Series and shall register any transfer of such Series of Variable Funding Certificates in such register.

                  (c) Each Series Supplement shall set forth the following information, or the method to calculate any such amounts, with respect to the related Series of Variable Funding Certificates and Securitized Pool:

                           (i)      the Amounts Available for Distribution;

                           (ii)     the Business Days;

                           (iii)    the Payment Dates;

                           (iv)     the Outstanding Unfunded Capital Commitment;
                  and

                           (v)      the Variable Funding Capital Commitment.

                  (d) The Company shall keep separate and distinct records for each Series and the assets associated with any such Series shall be held (directly or indirectly, including through a nominee or otherwise) and accounted for separately from the other assets of the Company, or any other Series thereof. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and not against the assets of the Company generally or any other Series thereof. None of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series

                  (e) The terms of each additional Series shall be as set forth in this Agreement and in the related Series Supplement, and each such Series Supplement is incorporated herein by reference and constitutes a part of this Agreement. Each Series may have rights, terms and preferences different from or senior to any other Series or the Membership Interests, and may be issued without the consent of any other Person, notwithstanding any other provision of this Agreement.

                                  ARTICLE VIII

                  SECTION 8.1 Management. Management of the Company is initially vested solely in the Initial Member, except to the limited extent set forth in
Section 8.4 with respect to the Independent Manager. The Initial Member of the Company shall be a "manager" within the meaning of the Act (a "Manager") until such time as the Initial Member appoints one or more Managers to replace the Initial Member in its capacity as Manager. Each Manager shall perform duties, on behalf of the Company as Manager, as set forth in this Agreement and in the Act and may enter into contracts with Persons on behalf of the Company and engage in activities on behalf of the Company, including issuing, delivering and executing contracts, agreements and other documents in connection therewith, in each case in accordance with Section 4.1.

                  SECTION 8.2 Managers to Provide Information to the Initial Member. It shall be the duty of each Manager other than the Initial Member to keep the Initial Member reasonably informed as to material events relating to the Company, including, without limitation, all claims pending or threatened against the Company and the execution by such Manager on behalf of the Company of any material agreements or instruments.

                  SECTION 8.3 Independent Manager. As long as any Obligation is outstanding, the Manager shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Manager. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, it is intended that the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 8.4. No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, and (ii) shall have executed a counterpart to this Agreement as required by Section 7.3. In the event of a vacancy in the position of Independent Manager, the Initial Member shall, as soon as practicable, appoint a successor Independent Manager. The Independent Manager is a "Manager" of the Company within the meaning of the Act; provided, however, all right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise only those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 8.3, in exercising their rights and performing their duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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serve as trustee in bankruptcy for any Affiliate of the Company. The initial
Independent Manager of the Company is Kevin P. Burns.

                  SECTION 8.4 Limitations on the Company's Activities. (a) This
Section 8.4 is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose" entity.

                  (b) The Members shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Manager" or Sections 4.1, 7.1, 7.3, 8.1, 8.2, 8.3, 8.4, 15.1, 16.1, or 16.4 of
this Agreement without the unanimous written consent of the Managers and all Independent Managers. Subject to this Section 8.4, the Members reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 16.2.

                  (c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Managers, any Officer or any other Person, neither the Members nor the Managers nor any Officer nor any other Person as long as any Obligation is outstanding, shall be authorized or empowered, nor shall they permit the Company, without the prior written consent of the Members and a majority of the Managers and all Independent Managers, to take any Material Action, provided, however, that as long as any Obligation is outstanding, that the Members and Managers may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Manager then serving in such capacity. Except to the limited extent set forth in this Section 8.4, all power to manage the affairs of the Company shall be vested in each Manager and not in any Independent Manager.

                  (d) The Manager shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (1) the Manager shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous, in any material respect to the Company and (2) the Rating Agency Condition is satisfied. So long as any Obligation is outstanding, the Manager also shall cause the Company to:

                           (i) maintain its own stationery and other business forms separate from those of any other Person (including the Members), and conduct business in its own name except that certain Persons may act on behalf of the Purchaser as agents;

                           (ii) maintain separate office space of its own as part of its operations, although such space may be in a building shared with the Members (or any Affiliate thereof);

                           (iii) segregate its corporate records, other books and records, and other assets from the property of the Members;

                           (iv) take certain actions to disclose publicly the Company's separate existence and the transactions contemplated by any Securitization Agreement,

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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                  including through the filing of financing statements under the
                  Uniform Commercial Code;

                           (v) not conceal from any interested party any transfers contemplated by the Transaction Documents;

                           (vi) allocate any direct, indirect or overhead expenses for items shared between the Company and the Members to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered;

                           (vii)    pay its own operating expenses and
                  liabilities from its own funds, except the Members may pay any or all expenses of the Company incurred in connection with the transactions entered into pursuant to any Transaction Documents, including those related to the Company's organization and except as is set forth in the preceding paragraph regarding certain shared overhead expenses;

                           (viii) maintain its assets and liabilities in such a manner that it is not costly or difficult to segregate, ascertain or otherwise identify the Company's individual assets and liabilities from those of the Initial Member or from those of any other person or entity, including any Affiliate of the Initial Member, and, except as set forth below, maintain its own books of account and corporate records separate from the Initial Member or any Affiliate thereof;

                           (ix) properly reflect any monetary transactions, including those with the Initial Member, in its financial records;

                           (x) except as is set forth in any Transaction Documents, not commingle or pool its funds or other assets or liabilities with those of the Initial Member or any other Person;

                           (xi) except as is set forth in any Transaction Documents, not maintain joint bank accounts or other depository accounts to which the Initial Member (other than in their capacity as agent or Manager for the Company) has independent access;

                           (xii) strictly observe corporate formalities, including with respect to its dealings with the Initial Member and any Affiliate thereof and any transfer of assets between the Company, on the one hand, and the Initial Member or any Affiliate thereof, on the other;

                           (xiii) enter into any Transaction Documents with the Initial Member or any Affiliate thereof, including the agreements governing any servicer advances with respect to any Assets and the amount and payment of the servicing fee with respect to any Securitized Pool, on terms and conditions that are consistent with those of arm's-length relationships;

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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                           (xiv)    not hold itself out to be, responsible for,
                  or guaranty the debts of, the Initial Member, except as is contemplated by any Transaction Document;

                           (xv) make all distributions to the Initial Member, in its capacity as the Company's sole member, in accordance with applicable law;

                           (xvi) enter into any other transactions with the Initial Member and any Affiliate thereof permitted by (although not expressly provided for in) any Transaction Documents only if: (x) the terms of any such transaction are fair and equitable to each of the parties and at least as favorable as may be obtained from a third party Person and (y) such transactions are the type of transaction that would be entered into by a prudent person or entity; and

                           (xvii) not be named, or enter into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the assets of the Initial Member.

                  SECTION 8.5 Officers.

                  (a) Officers. The initial Officers of the Company shall be designated by the Initial Member. The additional or successor Officers of the Company shall be chosen by the Manager and shall consist of at least a President, a Secretary and a Treasurer. The Manager may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Manager shall choose a President, a Secretary and a Treasurer. The Manager may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Manager. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Manager. Any vacancy occurring in any office of the Company shall be filled by the Manager. The initial Officers of the Company designated by the Initial Member are listed on
Schedule I hereto.

                  (b) President. The President shall be the principal executive officer of the Company, shall preside at all meetings of the Manager, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Manager are carried into effect.

                  (c) Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Company and shall be responsible for the financial affairs of the Company.

                  (d) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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

President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

                  (e) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Manager and record all the proceedings of the meetings of the Company and of the Manager in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Initial Member, if any, and special meetings of the Manager, and shall perform such other duties as may be prescribed by the Manager or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Manager (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

                  (f) Treasurer and Assistant Treasurer. The Treasurer shall be the principal accounting officer of the Company and shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager. The Treasurer shall disburse the funds of the Company as may be ordered by the Manager, taking proper vouchers for such disbursements, and shall render to the President and to the Manager, at its regular meetings or when the Manager so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Manager (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

                  (g) Officers as Agents. Any Officer shall be authorized to execute any Transaction Document and all bonds, mortgages and other contracts, except: (i) where required by law or this Agreement to be otherwise signed and executed, including Section 4.1(b) and (ii) where signing and execution thereof shall be expressly delegated by the Manager to some other Officer or agent of the Company.

                                   ARTICLE IX

                  SECTION 9.1 Initial Capital Contributions. The initial cash capital contribution made by the Initial Member promptly after the execution of the Original Agreement was $10,000, which relates to a Membership Interest.

                                   ARTICLE X

                  SECTION 10.1 Additional Contributions. (a) Except as is otherwise set forth in Section 10.2 below, the Members shall have no obligation to make any additional capital

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

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contribution to the Company after the date hereof, but the Initial Member may elect to do so from time to time.

                  SECTION 10.2 Capital Contributions of the Holders of each Series of Variable Funding Certificates. Upon demand of the Company or as provided in Section 16.7, the holder(s) of any Variable Funding Certificate of any Series shall be obligated to make capital contributions to the Company in an aggregate amount equal to the Outstanding Unfunded Capital Commitment for such Series on the date of such request. Not later than 2:00 p.m. on the Business Day following its receipt of a Variable Funding Certificate Capital Contribution Request with respect to any Series of Variable Funding Certificates, each holder of a Variable Funding Certificate in such Series shall fund its Percentage Interest of the amount indicated by the Company in such Variable Funding Certificate Capital Contribution Request by wire transfer of immediately available funds to the account or accounts designated by the Company.

                                   ARTICLE XI

                  SECTION 11.1 Distributions. Distributions shall be made to the Members, other than the holder of any Variable Funding Certificates, at the times and in the aggregate amounts determined by the Manager, subject to the limitation of the Act and other applicable laws; provided that all Amounts Available for Distribution received by the Company on any Payment Date from an Issuer with respect to any Securitized Pool shall be distributed to each holder of any Variable Funding Certificate of the related Series, if any, in accordance with Section 11.2 below.

                  SECTION 11.2 Distributions to the Holders of the Variable Funding Certificates of any Series. Subject to the limitations of the Act and other applicable laws, on each Payment Date for any Series, the Company shall distribute to each holder of a Variable Funding Certificate of such Series, in accordance with such holder's Percentage Interest, all Amounts Available for Distribution with respect to such Series on such Payment Date.

                  SECTION 11.3 Distribution upon Resignation. Upon resignation from the Company any withdrawing Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair market value of its Membership Interest or Variable Funding Certificate.

                                  ARTICLE XII

                  SECTION 12.1 Transfers. (a) A Member other than the Initial Member may not Transfer any part of its Membership Interest without the prior written consent of the Initial Member, which consent may be withheld by the Initial Member in its sole discretion. Any purported Transfer of any Membership Interest in contravention of this Section 12.1 shall, to the fullest extent permitted by law, be null and void and of no force or effect whatsoever.

                  (b) A permitted transferee of a Member's Membership Interest shall be admitted to the Company as substitute Member only if such transferee (i) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto and (ii) has delivered such additional documentation as the Initial Member shall reasonably require to so admit such transferee to the Company. Notwithstanding anything contained herein to the contrary, both the

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

Company and the Initial Member shall be entitled to treat the transferor of a Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Transfer that conforms to the requirements of this Section
12.1 and is reasonably satisfactory to the Initial Member has been received by the Company. The effective date of any Transfer permitted under this Agreement shall be the close of business on the day of receipt thereof by the Company.

                  (c) Each Holder of a Variable Funding Certificate may not transfer, assign or convey its Variable Funding Certificate without the consent of the Company and its permitted successors and assigns hereunder which consent shall not be unreasonably withheld. No transfer, assignment or conveyance of any Variable Funding Certificate will be effective prior to notice to the Initial Member and the Company and recordation by the Company thereof in its register for such Series of Variable Funding Certificates maintained pursuant to Section 7.4(b) hereof.

                  (d) If a Member transfers all of its Membership Interest and Variable Funding Certificates, it shall not cease to be a member of the Company until the transferee is admitted as a Substitute Member.

                  SECTION 12.2 Restrictions on Expulsion. No Member shall be expelled as a Member under any circumstances.

                                  ARTICLE XIII

                  SECTION 13.1 Liability of Members. Except as required by the Act, no Member, Manager or Independent Manager solely by reason of its capacity as such will be liable for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, which debts, obligations and liabilities shall be solely the debts, obligations and liabilities of the Company.

                                  ARTICLE XIV

                  SECTION 14.1 Exculpation and Indemnification of Members and Managers. (a) No Indemnified Party shall be liable to the Company for any loss, damage or claim incurred by reason of any act performed or any act omitted by such Indemnified Party in connection with any matter arising from, or related to, or in connection with this Agreement or the Company's business or affairs; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes that the Indemnified Party's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

                  (b) The Company shall, to the fullest extent permitted by law, indemnify and hold harmless, and advance expenses to, each Indemnified Party against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party (and any expenses advanced shall be returned) if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

                  (c) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

                           (i) be in addition to any liability that the Company may otherwise have;

                           (ii) inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party; and

                           (iii)    be limited to the assets of the Company.

                  (b) This Article XIV shall survive any termination of this Agreement and the dissolution of the Company.

                                   ARTICLE XV

                  SECTION 15.1 Duration and Dissolution. (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (A) to continue the Company and (B) to admit of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

                  (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member or a Special Member shall not cause such Member or Special Member, respectively, to cease to be a Member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

                  (c) Notwithstanding any other provision of this Agreement, each Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of such Member or Special Member, or the occurrence of an event that causes such Member or Special Member to cease to be a member of the Company.

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                  (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

                  (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company (including all Obligations of the Company), shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

                                  ARTICLE XVI

                  SECTION 16.1 Amendments; Series Supplement. (a) Subject to
Section 8.4 and except as is otherwise set forth in clause (c) below, this Agreement may be modified, altered, supplemented or amended if: (x) all the Members execute and deliver a written agreement with respect to such amendment; and (y) so long as any Obligation is outstanding, the Rating Agency Condition is satisfied.

                  (b) Subject to Section 8.4 and except as is otherwise set forth in clause (c) below, any Series Supplement may be modified, altered, supplemented or amended if: (x) all the Members execute and deliver a written agreement with respect to such amendment; and (y) so long as any Obligation issued in respect of the applicable Series Supplement is outstanding, the Rating Agency Condition is satisfied.

                  (c) This Agreement may be modified, altered, supplemented or amended without satisfying the requirements of clause (a) or (b) above: (i) to cure any ambiguity, (ii) to convert or supplement any provision herein in a manner consistent with the intent of this Agreement and the other Transaction Documents, and (iii) to cause the issuance of any Variable Funding Certificate pursuant to a Series Supplement in accordance with Section 7.4 of this Agreement.

                  SECTION 16.2 Headings. The titles of Sections of this Agreement are for convenience or reference only and shall not define or limit any of the provisions of this Agreement.

                  SECTION 16.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                  SECTION 16.4 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                  SECTION 16.5 Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

                  SECTION 16.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement. Executed counterparts may be delivered electronically.

                  SECTION 16.7 Assignment; Third Party Beneficiaries. The parties hereto acknowledge and agree that the obligation of each holder of a Variable Funding Certificate of any Series to make capital contributions pursuant to its Variable Funding Certificate, this Agreement and the related Series Supplement and all other rights of the Company under this Agreement and the related Series Supplement may be pledged from time to time by the Company to creditors of the Company or its assigns related to any Securitized Pool to secure the Company's or its assigns' obligations to such creditors. In connection with the exercise of remedies against the Company, any such creditor may request each holder of a Variable Funding Certificate of the related Series to make capital contributions pursuant to Article X hereof and the related Series Supplement without further consent of such Variable Funding Certificateholder or the Company. Nothing in this Agreement or in any Variable Funding Certificate, whether express or implied, shall be construed to give to any other Person (other than the Parties hereto and the Indemnified Parties) any legal or equitable right, remedy or claim under or in respect of this Agreement or such Variable Funding Certificate, or any covenants, conditions or provisions contained herein or therein.

                               [Signature Follows]

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

                                          INITIAL MEMBER:

                                          GENERAL ELECTRIC CAPITAL SERVICES,
                                          INC.

                                          By: __________________________________
                                              Name:
                                              Title:

INITIAL INDEPENDENT MANAGER:

         The undersigned, pursuant to Section 8.3 hereof, hereby executes this counterpart to this Agreement and accepts his or her appointment as an Independent Manager in accordance with the Agreement.

By: ___________________________
Name: _________________________

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                              DEFINITIONS ADDENDUM
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT

                  "Act" is defined in the Preliminary Statement.

                  "Affiliate" means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person or group of Persons, shall mean the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Limited Liability Company Agreement, including any Series Supplement, as each may be amended or supplemented from time to time.

                  "Amounts Available for Distribution" with respect to each Series of Variable Funding Certificates, shall have the meaning assigned to such term in the related Series Supplement.

                  "Assets" is defined in Section 4.1.

                  "Bankruptcy" means, with respect to any Person, if such Person
(i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18[ ]101(1) and 18[ ]304 of the Act.

                  "Business Day" with respect to each Series of Variable Funding Certificates, shall have the meaning assigned to such term in the related Series Supplement.

                  "Certificate of Formation" means the Certificate of Formation of CEF Equipment Holding, L.L.C., as amended from time to time.

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                  "Company" means CEF Equipment Holding, L.L.C., a Delaware limited liability company.

                  "Indemnified Party" means a Member (including each holder of a Variable Funding Certificate), Manager, employee, organizer or agent of the Company or any officer, agent, shareholder, director, employee or incorporator of the Initial Member.

                  "Independent Manager" means a natural person who, for the five-year period prior to his or her appointment as Independent Manager has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Manager of the Company or any limited purpose Affiliate thereof);
(ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

                  "Initial Member" has the meaning assigned in the preamble.

                  "Issuer" has the meaning set forth in Section 4.1(a)(v).

                  "Manager" is defined in Section 8.1; provided, however, the term "Manager" shall not include the Independent Manager.

                  "Material Action" means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (except pursuant to a Transaction Document), or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

                  "Member" means any Person that is admitted as a member of the Company in such person's capacity as a member of the Company, in each case for so long as such Person continues to be a member of the Company; provided, however, the term "Member" shall not include a Special Member.

                  "Membership Interest" means the entire limited liability company interest of a Member in the Company at any particular time (other than any Variable Funding Certificate), including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement with respect to such Membership Interest, together with the obligations of such member to comply with all the terms and provisions of this Agreement. A Membership Interest is an interest that relates to the assets of the Company generally and not any Series.

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                  "Obligations" shall mean any Securities and the indebtedness, liabilities and obligations issued under or in connection with any Securitization Agreement, the other Transaction Documents or any related document in effect as of any date of determination.

                  "Officer" means an officer of the Company described in Section 8.5.

                  "Outstanding Unfunded Capital Commitment" with respect to each Series of Variable Funding Certificates, shall have the meaning assigned to such term in the related Series Supplement.

                  "Payment Date" with respect to each Series of Variable Funding Certificates, shall have the meaning assigned to such term in the related Series Supplement.

                  "Percentage Interest" with respect to each Variable Funding Certificate, the percentage set forth on the face of such Variable Funding Certificate.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, association, joint venture, government or any agency or political subdivision thereof or any other entity of whatever nature.

                  "Rating Agency" means any nationally recognized statistical rating organization currently rating any Security.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing that such action will not result in a reduction or withdrawal or qualification of the then current rating by such Rating Agency of any of the Securities.

                  "Securitization Agreement" has the meaning set forth in
Section 4.1(a)(vii).

                  "Securitized Pool" shall have the meaning assigned to such term in Section 7.4 hereof.

                  "Security" means any bond, note, certificate or other security issued by the Company or an Issuer and secured primarily by or evidencing a beneficial ownership interest in any Assets.

                  "Series" shall have the meaning assigned to such term in
Section 7.4 hereof.

                  "Series Supplement" means, with respect to each Series of Variable Funding Certificate, the series supplement executed by the Manager and the initial holder(s) of the Variable Funding Certificates in such Series pursuant to Section 7.4 hereof.

                  "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 7.3, a person acting as Independent Manager, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                  "Transaction Documents" means this Agreement, each Series Supplement, if any, any Securitization Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

                  "Transfer" means, as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and, as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

                  "Variable Funding Capital Commitment" with respect to each Series of Variable Funding Certificates, shall have the meaning assigned to such term in the related Series Supplement.

                  "Variable Funding Certificate" shall have the meaning assigned to such term in Section 7.4 hereof.

                  "Variable Funding Certificate Capital Contribution Request" shall mean any written request, either substantially in the form of Exhibit A hereto, delivered by the Company to any holder of a Variable Funding Certificate of any Series, or made as described in Section 16.8.

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                                                                       EXHIBIT A

        FORM OF VARIABLE FUNDING CERTIFICATE CAPITAL CONTRIBUTION REQUEST
                          CEF Equipment Holding, L.L.C.
                              44 Old Ridgebury Road
                           Danbury, Connecticut 06810

General Electric Capital Services, Inc.
44 Old Ridgebury Road
Danbury, Connecticut 06810
Attn: [           ]
Facsimile: [           ]

Re:      CEF Equipment Holding, L.L.C. (the "Company")
         Variable Funding Certificate, Series [   ]

Ladies and Gentlemen:

         This notice confirms the Company's request for a capital contribution on your Variable Funding Certificate, Series [__], pursuant to Section 10.2 of the Amended and Restated Limited Liability Company Agreement, dated as of September 25, 2003 (the "Limited Liability Company Agreement"), and the Series Supplement thereto related to your Variable Funding Certificate, Series [__], in the amount of $____________. Please contribute the requested amount as set forth in Section 10.2 of the Limited Liability Company Agreement.

         Please acknowledge receipt of this notice by executing below and returning to the above-listed address.

                              Very truly yours,

                              CEF Equipment Holding, L.L.C., with respect to the Series 2003-1 Variable Funding Certificates

                              By: _____________________________________
                                  Name:
                                  Title:

ACKNOWLEDGED:

General Electric Capital Services, Inc.

By: ____________________________________
Name:
Title:

                                                    Amended and Restated Limited
                                                     Liability Company Agreement
                                                of CEF Equipment Holding, L.L.C.

                                   SCHEDULE I

      Officer                                     Title

Paul T. Bossidy                 President and Principal Executive Officer

Christopher Jacobs              Vice President and Principal Financial Officer

Mary C. Hemphill                Vice President and Principal Accounting Officer

Charles E. Rhodes               Vice President and Secretary

Michael A. Meehan               Vice President and Assistant Secretary

Linda M. Zecher                 Vice President and Assistant Secretary

Michael Cipolla                 Vice President and Principal Servicing Officer

Mark R. Hutchinson              Vice President

Timothy M. Carfi                Vice President

Thomas F. Fanelli               Vice President

Timothy J. Yanoti               Vice President

                                          Amended and Restated Limited Liability
                                                               Company Agreement
                                                of CEF Equipment Holding, L.L.C.